Filed Pursuant to Rule 424(b)(3)
Registration No. 333-197767
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
SUPPLEMENT NO. 2 DATED JUNE 2, 2017
TO THE PROSPECTUS DATED MAY 2, 2016

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated May 2, 2016 as supplemented by Supplement No. 1, dated May 17, 2017 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1, 2017 through May 31, 2017, for each of our classes of common stock.
Monthly Pricing Information (unaudited)
Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1, 2017 through May 31, 2017.

Date	NAV per Share
	Class E	Class A	Class W	Class I
May 1, 2017	$7.52	$7.52	$7.52	$7.52
May 2, 2017	$7.52	$7.52	$7.52	$7.52
May 3, 2017	$7.52	$7.52	$7.52	$7.52
May 4, 2017	$7.52	$7.52	$7.52	$7.52
May 5, 2017	$7.52	$7.52	$7.52	$7.52
May 8, 2017	$7.52	$7.52	$7.52	$7.52
May 9, 2017	$7.52	$7.52	$7.52	$7.52
May 10, 2017	$7.53	$7.53	$7.53	$7.53
May 11, 2017	$7.53	$7.53	$7.53	$7.53
May 12, 2017	$7.53	$7.53	$7.53	$7.53
May 15, 2017	$7.53	$7.53	$7.53	$7.53
May 16, 2017	$7.53	$7.53	$7.53	$7.53
May 17, 2017	$7.52	$7.52	$7.52	$7.52
May 18, 2017	$7.52	$7.52	$7.52	$7.52
May 19, 2017	$7.52	$7.52	$7.52	$7.52
May 22, 2017	$7.52	$7.52	$7.52	$7.52
May 23, 2017	$7.52	$7.52	$7.52	$7.52
May 24, 2017	$7.52	$7.52	$7.52	$7.52
May 25, 2017	$7.53	$7.53	$7.53	$7.53
May 26, 2017	$7.54	$7.54	$7.54	$7.54
May 30, 2017	$7.53	$7.53	$7.53	$7.53
May 31, 2017	$7.54	$7.54	$7.54	$7.54
On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.